                                                                  EXHIBIT 10(JJ)

                       FOURTH AMENDMENT TO LOAN AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS
(this "Amendment") dated as of January 1, 2000 (the "Effective Date"), is entered into by MARTIN INDUSTRIES, INC., a Delaware corporation which is the successor by merger to Martin Industries, Inc., an Alabama corporation (the "Borrower"), and AMSOUTH BANK, an Alabama banking corporation formerly doing business as AmSouth Bank, N.A., a national banking association, and AmSouth Bank of Alabama, an Alabama banking corporation (the "Lender").

                                    RECITALS

         A. The Borrower and the Lender are parties to a certain Loan Agreement dated as of January 7, 1993, as amended by letter of April 5, 1994, and as assumed and modified by an Assumption and Modification Agreement dated February 17, 1995, and as further modified and amended by a First Amendment to Loan Agreement and other Loan Documents dated as of March 15, 1995, and as further modified and amended by a Second Amendment to Loan Agreement and Other Documents dated as of March 28, 1996, and as further modified and amended by a Third Amendment to Loan Agreement and Other Loan Documents dated as of August 28, 1997 (the "Loan Agreement").

         B. The Borrower and the Lender wish further to amend the Loan Agreement to make the changes set forth in this Amendment.

         C. The Borrower and Lender are parties to a certain General Security Agreement dated as of January 7, 1993 (the "Security Agreement").

         D. The Borrower and the Lender wish to amend the Security Agreement to make the changes set forth in this Amendment.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, effective as of the Effective Date, the Borrower and the Lender hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings defined for them in the Loan Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF BORROWER. The Borrower represents and warrants to the Lender that as of the Effective Date no Event of Default (nor any event that upon notice or lapse of time or both would constitute an Event of Default) exists under the Loan Agreement or any of the other Loan Documents.

         3. AMENDMENTS TO LOAN AGREEMENT AS OF EFFECTIVE DATE. Effective as of the Effective Date, the Loan Agreement is amended as follows:

                  (A) The following new definitions are added in alphabetical order in Section 1.02:

                           ACCOUNTS shall have the meaning assigned to that term in the Security Agreement.

                           BORROWING BASE shall mean the sum of (a) 20% of the collateral value of Eligible Inventory, plus (b) 80% of the Net Outstanding Amount of Eligible Accounts.

                           ELIGIBLE ACCOUNT shall mean and include only Accounts that are not more than 30 days past due, in each case according to the terms shown on the invoice (or the date of the invoice where terms are not specifically stated) and represent sums payable for services rendered or goods sold or leased by the Borrower in the ordinary course of business, as the Lender, in its sole credit judgment, shall deem eligible based on such credit and collateral considerations as the Lender shall deem appropriate. Without limiting the generality of the foregoing, the Lender may exclude any Account from Eligible Accounts if:

                                    (i) the subject goods have been shipped or
                           delivered to a Purchaser on a bill-and-hold, guaranteed sale, consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement; or

                                    (ii)    any material part of the subject
                           goods has been returned, rejected, lost or damaged;
                           or

                                    (iii) the Purchaser is located outside the
                           United States and Canada, and the subject goods have not been shipped on the security of a domestic banker's acceptance or domestic letter of credit acceptable to the Lender and pledged to the Lender, or the Account is not payable in United States dollars; or

                                    (iv)  the Purchaser is also the Borrower's
                           Affiliate, supplier or creditor; or

                                    (v) the Account is not evidenced by an
                            invoice in form acceptable to the Lender; or

                                    (vi) more than 25% in amount of the other
                           Accounts of the Purchaser are more than 90 days past due; or

                                    (vii) such Account is from a Purchaser
                           located in Canada and after taking such Account into consideration, such Canadian Accounts in the aggregate would constitute more than 20% of the outstanding Accounts; or

                                    (viii) the Account arises out of
                            transactions with an employee, officer, agent, director, stockholder or Affiliate of the Borrower; or

                                    (ix) the general creditworthiness and
                            financial condition of the Purchaser are not acceptable to the Lender; or

                                    (x) the Lender believes, in its sole
                           judgment, that the collection of such Account is insecure or that such Account may not be paid by reason of the Purchaser's financial ability to repay; or

                                    (xi) the Borrower has disclosed to the
                           Lender that it does not make any of the
                           representations or warranties set forth in the Security Agreement with respect to such Account or if any of such representations or warranties are not true and correct with respect to such Account.

                           ELIGIBLE INVENTORY shall mean and include only Inventory of raw materials, finished goods and purchased parts that is located at one of the locations specified in the Security Agreement as the places at which Inventory is to be maintained, that is usable or saleable in the ordinary course of the Borrower's business and that meets all standards imposed by any Governmental Authority having regulatory authority over such goods or over their use or sale, as the Lender, in its sole judgment, shall deem eligible, based on such credit and collateral considerations as the Lender shall deem appropriate. Without limiting the generality of the foregoing, the Lender may exclude any Inventory from Eligible Inventory if the Borrower has disclosed to the Lender that it does not make any of the representations or warranties set forth in the Security Agreement with respect to such Inventory or any of such representations and warranties are not true and correct with respect to such Inventory. The collateral value of

                           Eligible Inventory shall be computed at the lower of cost or market and on a "first-in, first-out" (FIFO) basis.

                           FOURTH AMENDMENT shall mean the Fourth Amendment to Loan Agreement and Other Loan Documents between the Borrower and the Lender as of _____________, ____, which document amends certain of the provisions of this Agreement.

                           INVENTORY shall have the meaning assigned to that term in the Security Agreement.

                           NET OUTSTANDING AMOUNT OF ELIGIBLE ACCOUNTS shall mean the net outstanding amount of all then Eligible Accounts after eliminating from the aggregate face amount thereof all payments, adjustments, discounts, credits and allowances applicable thereto and all amounts due thereon considered by the Lender difficult to collect or uncollectible by reason of return, rejection, repossession or loss of, or damage to, the merchandise covered thereby, disputes, financial difficulty of the Purchaser or otherwise, all as determined by the Lender in its sole discretion.

                           TANGIBLE NET WORTH shall mean Borrower's consolidated net worth plus subordinated debt less (i) any and all loans and other advances to affiliates, subsidiaries, owners, parent, employees, officers, stockholders, directors or other related entities of Borrower; (ii) notes, notes receivable, accounts, accounts receivable, inter-company receivables, and other amounts owing from affiliates, subsidiaries, owners, parent, employees, officers, stockholders, directors or other related entities of Borrower; and (iii) any and all intangibles of Borrower.

                  (B)      The following definitions are amended as follows:

                           MAXIMUM LINE OF CREDIT shall mean the lesser of (i) the Borrowing Base then in effect or (ii) $10,000,000.

                           LIBOR-BASED RATE shall mean a fixed rate of one hundred twenty-five (125) basis points in excess of the average offered rate in the London interbank market for deposits in U.S. dollars for thirty (30) days (the "LIBOR Rate") as published in the Wall Street Journal or such other comparable financial information reporting service used by the Bank at the time such rate is determined.

                           SECURITY AGREEMENT shall mean that certain General Security Agreement dated January 7, 1993 and that certain Security Agreement of even date herewith executed by the Borrower in favor of the Lender to secure the Liabilities, as each may be amended from time to time.




                  (C) The date "May 31, 1993" in the definition of "Line of Credit Termination Date" in Section 1.02, which was previously extended to July 31, 1999, is further amended to read "January 1, 2001."

                  (D) The figure $15,000,000" that appears in the fourth line of
         Section 3.02, which was previously amended to $30,000,000", is further amended to read "$10,000,000".

                  (E) Section 3.06 is amended to change the rate of the Availability Fee in the third line from "fourteen (14)" to "twenty
         (20)" basis points.

                  (F) The following new Section 7.17, previously deleted, shall be added:

                           SECTION 7.17. ANNUAL SIXTY-DAY LINE OF CREDIT CLEAN-UP PERIOD. The Borrower will for a period of at least sixty (60) consecutive days during each calendar year cause the outstanding advances under the Line of Credit to be paid in full and shall maintain the principal balance of the Line of Credit at zero.

                  (G) Section 8.02 shall be amended to read as follows:

                           SECTION 8.02. DEBT. The Borrower will not incur,
create, assume or permit to exist any Debt other than (a) Debt to the Lender,
(b) trade payables and other current liabilities incurred or accrued by the Borrower in the ordinary course of business, (c) the extension or receipt of normal trade terms with respect to customers and suppliers, (d) any specific Debt in connection with a special transaction for which advance approval is sought and obtained from the Lender, (e) leases of equipment incurred in the ordinary course of the Borrower's business, (f) unsecured Debt incurred in the ordinary course of the Borrower's business not exceeding $125,000 in aggregate principal amount at any one time outstanding, (g) Debt that is subordinated, in writing, to Borrower's Debt to the Lender, and (h) Debt incurred solely for the purchase of assets held or acquired by the Borrower in the ordinary course of business.

                  (H) Section 8.03 shall be amended to read as follows:

                           SECTION 8.03. LIENS. The Borrower will not incur,
create, assume or suffer to exist any Lien on any of its properties or assets, now or hereafter owned, other than:

                           (a) deposits under workmen's compensation, unemployment insurance and Social Security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;


                           (b) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business, and any lien arising out of a judgment or award not exceeding $150,000 with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured, or which is fully covered by valid and collectible insurance;

                           (c)  Permitted Encumbrances;

                           (d) Liens not listed above that are the subject of Permitted Contests; and

                           (e) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of its business.

                  (I) Section 8.04 shall be amended to read as follows:

                           SECTION 8.04. GUARANTIES. (a) The Borrower will not
guarantee, endorse, become surety for, or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person (directly or indirectly, through the purchase of goods, supplies or services or by way of stock purchase, capital contribution, working capital maintenance agreement, advance or loan) or for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, or (b) enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered; except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for collection.

                  (J) Section 8.05 shall be amended to read as follows:

                           SECTION 8.05. SALE OF ASSETS, CONSOLIDATION, MERGER,
ETC. Without the prior written consent of Lender, the Borrower will not (a) sell, lease, transfer or otherwise dispose of its properties and/or assets to any Person, (b) consolidate with or merge into any corporation, or permit another corporation to merge into it, or acquire all or substantially all the properties or assets of any other Person, or (c) enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property, real, personal or mixed, and used and useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  (K) Section 8.06 shall be amended to read as follows:





                           SECTION 8.06. INVESTMENTS, ETC. The Borrower will not
purchase or hold beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except that the Borrower may invest in Permitted Investments, so long as at all times the instruments evidencing all such Permitted Investments are in the possession of the Lender or the Lender's security interest therein under the Security Agreement is otherwise effectively perfected. Notwithstanding anything to the contrary contained in this Section, the Borrower may (a) extend normal trade terms to customers in the ordinary course of its business, and (b) make loans to employees not exceeding $50,000 in principal amount for all such loans outstanding at any one time, in the aggregate.

                  (L) Section 8.09 shall be amended to read as follows:

                           SECTION 8.09 DEBT SERVICE COVERAGE RATIO. The
Borrower will not permit its ratio of Net Cash Flow Before Interest Expense to Debt Service to be less than:

                           (i)      as of December 31, 2000 - 1.25 to 1; and
                           (ii) as of December 31, 2001 and each year thereafter - 1.5 to 1.

                  (M) Section 8.11 is amended by deleting the figure "1.5" and substituting therefor the figure "2.0".

                  (N) Section 8.12 is amended by deleting the figure "1.0" and substituting therefor the figure "1.25".

                  (O) Section 8.13 shall be amended to read as follows:

                           SECTION 8.13. TANGIBLE NET WORTH. The Borrower will
not permit its Tangible Net Worth to be less than $37,000,000.00.

                  (P) Section 8.15 shall be amended to read as follows:

                           SECTION 8.15. CAPITAL EXPENDITURES. The Borrower will
not make Capital Expenditures in an aggregate amount exceeding $5,000,000 in any fiscal year.

                  (Q) The following new Section 8.17 is added:

                           SECTION 8.17. COMPLIANCE WITH LAWS AND REGULATIONS.
The Borrower shall comply in all material respects with all applicable laws, ordinances and regulations relating to its business operations.

                  (R)      The following new Section 8.19 is added:



                           SECTION 8.19. ADVANCES. Borrower shall not extend any loans or advances to any other Person, except as authorized by Section 8.02.

                  (S) subparagraphs (c) and (k) of IX. EVENTS OF DEFAULT; ACCELERATION shall be amended to read as follows:

                           (c) default shall be made in the payment of the principal of or interest on any of the Liabilities, as and when due and payable; or

                           (k) any default or event of default shall occur under any of the other Loan Documents;

         4. MODIFIED LINE OF CREDIT NOTE. To evidence certain of the changes effected by this Amendment, the Borrower shall execute and deliver to the Lender a Modified, Amended and Restated Line of Credit Note substantially in the form attached hereto as Exhibit A (the "Modified Line of Credit Note"). Commencing on the Effective Date the Modified, Amended and Restated Line of Credit Note shall be the "Line of Credit Note" referred to in the Loan Agreement and other Loan Documents. The Lender may retain the original Line of Credit Note dated January 7, 1993, the Modified, Amended and Restated Line of Credit Note dated March 15, 1995, and the Modified, Amended and Restated Line of Credit Note dated August 28, 1997, in its file along with the Modified, Amended and Restated Line of Credit Note of even date until the indebtedness evidenced thereby has been paid in full and the Line of Credit has been terminated as set forth in the Loan Agreement.

         5. AMENDMENTS TO SECURITY AGREEMENT AS OF EFFECTIVE DATE. Effective as of the Effective Date, the Security Agreement is amended as follows:

         Subparagraph (e) of Article 6, Events of Default, is deleted in its entirety.

         6. REFERENCES IN LOAN DOCUMENTS. Effective as of the Effective Date, all references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement, as heretofore modified and amended and as further modified and amended by this Amendment, all references to the "Line of Credit Note" shall mean the Modified, Amended and Restated Line of Credit Note of even date referred to in this Amendment and all references in the Loan Documents to the "Security Agreement" shall mean the Security Agreement as modified and amended by the Amendment. Effective as of the Effective Date, the words "fifteen million dollars" and figure "15,000,000" as used in any of the Loan Documents to refer to the maximum principal amount of the Line of Credit Master Note, amended to "ten million dollars" and $10,000,000", as further amended to read "thirty million dollars" and $30,000,000" are further amended to read "ten million dollars" and "$10,000,000", respectively.

         7. ADDITIONAL SECURITY AGREEMENT. As additional security for the Notes, Borrower shall execute an additional security agreement of even date granting to Lender a security interest in the Accounts and Inventory of the Borrower as an additional Security Document as defined in the Loan Agreement.

         8. LOAN DOCUMENTS TO REMAIN IN EFFECT. Except as specifically modified by this Amendment, the Loan Agreement and the other Loan Documents are incorporated herein by reference as if fully set out and shall remain and/or be reaffirmed in full force and effect in accordance with their respective terms.

         9. FINANCIAL MONITORING. Unless an Event of Default has occurred, notwithstanding anything to the contrary herein or in the Agreement, Borrower shall provide Lender the following financial information:

                  (a) The Financial Statements and Reports required under the Agreement in Section 7.04 (a), (b), (d) and (e) and such other information as Lender may reasonably request to verify the Borrowing Base; and

                  (b) At the Lender's request, the Borrower will submit monthly or weekly borrowing base certification.

         10. NO NOVATION, ETC. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Loan Documents, or impair any Liens granted to the Lender thereunder, or affect any of the rights, powers or remedies of the Lender thereunder or constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

         11. GOVERNING LAW, SUCCESSORS AND ASSIGNS, ETC. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12. DATE. The date of this Amendment is intended as and for a date for the convenient identification of this Amendment and for determining the Effective Date hereof, and is not intended to indicate that this Amendment was executed and delivered on said date.

         13. SEVERABILITY. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all counterparts shall together constitute but one and the same instrument.

         15. NO WAIVER. Nothing contained herein shall be construed as a waiver, acknowledgment or consent to any breach of or Event of Default under the Agreement and the Loan Documents not specifically mentioned herein, and the consents granted herein are effective only in the specific instance and for the purposes for which given.

         16. $5,000,000 TERM LOAN. On or about the date of execution, the $5,000,000 Term Loan shall be paid in full and all or part of said payment shall be made with proceeds from the Line of Credit.

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives, effective as of the date first set forth above.

                                     MARTIN INDUSTRIES, INC.,
                                     a Delaware corporation



                                     By:            /S/   RODERICK V. SCHLOSSER
                                         ---------------------------------------
                                         Its:      Vice President and CFO
                                                  ---------------------------


                                     AMSOUTH BANK,
                                     an Alabama banking corporation



                                     By:      /S/ J. S. P. BUCHANAN
                                         ---------------------------
                                         Its:   Vice President
                                                --------------------